Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2020 Results

•	Second quarter results materially impacted by COVID-19 crisis
•	Progressive monthly improvement in revenue trends during the second quarter
•	Our positioning during this downturn aided by our diversity of businesses, with Experis and Talent Solutions experiencing lower declines than Manpower brand
•	Ended the quarter with $1.4 billion of cash and cash equivalents and $600 million of untapped revolving credit facility
•	Net losses for the second quarter of $64 million include non-cash goodwill and other impairment charges of $73 million
•	Strong cost management in light of significant decreases in gross profit – SG&A costs reduced 16% in constant currency year over year excluding impairments
•	Stable dividend declared and paid during the second quarter
•	Significant increase in free cash flow and continued improvement in Days Sales Outstanding during the quarter

MILWAUKEE, July 20, 2020 -- ManpowerGroup (NYSE: MAN) today reported net losses of $1.10 per diluted share for the three months ended June 30, 2020 compared to net earnings of $2.11 per diluted share in the prior year period.  Net losses in the quarter were $64.4 million compared to net earnings of $127.3 million a year earlier.  Revenues for the second quarter were $3.7 billion, a 30% decline from the prior year period.

The current year quarter included special items consisting of goodwill and other impairment, and discrete tax items, which reduced earnings per share by $1.28. Excluding these items, adjusted earnings per diluted share was $0.18 for the period.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period. Earnings per share in the quarter were negatively impacted 2 cents by changes in foreign currencies compared to the prior year.  On a constant currency basis, revenues decreased 28%.  Excluding the impact of the special items, on a constant currency basis, net earnings per diluted share decreased 91%.

Cash and cash equivalents at the end of the quarter equaled $1.4 billion, representing a $300 million increase from the preceding quarter, reflecting our committed focus on collections and working capital management.  With this ongoing focus, our Days Sales Outstanding improved year over year.  A $600 million revolving credit facility, which expires in 2023, remained unused during the quarter and, combined with our existing cash position, provides significant liquidity. Free cash flow was very strong at $577 million in the six months year to date, representing an increase of $428 million from the year ago period excluding CICE receivable sales in 2019.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “The world continues to be impacted by COVID-19 which started as a health crisis and evolved to become a global economic and social crisis.  While certain regions continue to deal with the pandemic at elevated levels, elsewhere lockdowns are easing, economies are slowly re-opening and people are returning to work. I am thankful and proud of our talented colleagues for providing the highest levels of support to our clients and candidates during this extremely challenging period. In this environment, we will continue to focus on operational excellence, including managing costs prudently to offset gross profit declines while continuing to invest in our transformation.  This is how we will continue to progress our key strategic initiatives and position us for further success when we emerge from these crises.”

“We anticipate diluted earnings per share in the third quarter will be between $0.59 and $0.67, which includes an estimated unfavorable currency impact of 1 cent and an elevated effective tax rate due to the French Business Tax which will have an unfavorable impact of 7 cents. Our third quarter guidance reflects our assumptions as of today and does not anticipate any major rollbacks of economic reopening activities in any of our largest markets.”

Net losses for the six months ended June 30, 2020 were $62.7 million, or net loss of $1.07 per diluted share compared to net earnings of $180.8 million, or net earnings of $2.98 per diluted share in the prior year. The year to date period included special items and restructuring costs which reduced earnings per share by $2.07. The prior year-to-date period included special items and restructuring costs which reduced earnings per share by 46 cents. Revenues for the six-month period were $8.4 billion, a decrease of 20% from the prior year or a decrease of 17% in constant currency. Earnings per share for the six-month period were negatively impacted 2 cents by changes in foreign currencies compared to the prior year, or 5 cents excluding the special items and restructuring costs.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 20, 2020 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2020 ManpowerGroup was named one of the World's Most Ethical Companies for the eleventh year - all confirming our position as the brand of choice for in-demand talent.

Forward-Looking Statements

This news release contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and related economic conditions and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results.  The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors.  These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$3,742.2	$5,373.1	-30.4%	-28.0%
Cost of services	3,165.5	4,502.7	-29.7%	-27.3%
Gross profit	576.7	870.4	-33.8%	-31.9%
Selling and administrative expenses, excluding goodwill impairment charges	559.9	675.6	-17.1%	-14.9%
Goodwill impairment charges (b)	66.8	64.0	4.2%	4.6%
Selling and administrative expenses	626.7	739.6	-15.3%	-13.2%
Operating (loss) profit	(50.0)	130.8	N/A	N/A
Interest and other expenses (income), net	5.8	(70.2)	N/A
(Loss) earnings before income taxes	(55.8)	201.0	N/A	N/A
Provision for income taxes	8.6	73.7	-88.4%
Net (loss) earnings	$(64.4)	$127.3	N/A	N/A
Net (loss) earnings per share - basic	$(1.11)	$2.12	N/A
Net (loss) earnings per share - diluted	$(1.10)	$2.11	N/A	N/A
Weighted average shares - basic	58.2	60.0	-3.0%
Weighted average shares - diluted	58.5	60.4	-3.1%

(a)

Revenues from services include fees received from our franchise offices of $2.8 million and $4.1 million for the three months ended June 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $128.1 million and $163.2 million for the three months ended June 30, 2020 and 2019, respectively.

(b)	The goodwill impairment charges for both the three months ended June 30, 2020 and 2019 relate to our investment in Germany.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$515.9	$652.7	-21.0%	-21.0%
Other Americas	320.7	415.5	-22.8%	-10.0%
	836.6	1,068.2	-21.7%	-16.7%
Southern Europe:
France	736.0	1,425.3	-48.4%	-47.5%
Italy	268.5	394.4	-31.9%	-30.7%
Other Southern Europe	466.3	574.6	-18.9%	-18.2%
	1,470.8	2,394.3	-38.6%	-37.7%
Northern Europe	865.7	1,194.1	-27.5%	-24.2%
APME	569.1	716.5	-20.6%	-19.1%
	$3,742.2	$5,373.1	-30.4%	-28.0%
Operating Unit Profit (Loss):
Americas:
United States	$9.2	$37.7	-75.5%	-75.5%
Other Americas	10.5	17.8	-41.2%	-31.6%
	19.7	55.5	-64.5%	-61.4%
Southern Europe:
France	(2.5)	75.7	N/A	N/A
Italy	11.0	29.8	-63.0%	-62.6%
Other Southern Europe	3.6	18.1	-80.8%	-80.8%
	12.1	123.6	-90.2%	-90.4%
Northern Europe	0.3	25.6	-98.7%	-96.9%
APME	18.0	29.7	-39.4%	-39.9%
	50.1	234.4
Corporate expenses	(26.6)	(31.9)
Goodwill impairment charges	(66.8)	(64.0)
Intangible asset amortization expense	(6.7)	(7.7)
Operating (loss) profit	(50.0)	130.8	N/A	N/A
Interest and other (expenses) income, net (b)	(5.8)	70.2
(Loss) earnings before income taxes	$(55.8)	$201.0

(a)

In the United States, revenues from services include fees received from our franchise offices of $2.4 million and $3.7 million for the three months ended June 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $122.3 million and $154.3 million for the three months ended June 30, 2020 and 2019, respectively.

(b)	The components of interest and other expenses (income), net were:
	2020	2019
Interest expense	$10.4	$11.2
Interest income	(3.1)	(1.1)
Foreign exchange loss (gain)	0.5	(0.5)
Miscellaneous income (c)	(2.0)	(79.8)
	$5.8	$(70.2)

(c) 2019 includes an $80.0 million gain related to our acquisition of the remaining controlling interest of our Swiss franchise.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$8,361.3	$10,418.0	-19.7%	-17.3%
Cost of services	7,060.6	8,742.8	-19.2%	-16.8%
Gross profit	1,300.7	1,675.2	-22.4%	-20.2%
Selling and administrative expenses, excluding goodwill impairment charges	1,246.2	1,374.9	-9.4%	-7.0%
Goodwill impairment charges (b)	66.8	64.0	4.2%	4.6%
Selling and administrative expenses	1,313.0	1,438.9	-8.8%	-6.5%
Operating (loss) profit	(12.3)	236.3	N/A	N/A
Interest and other expenses (income), net	26.3	(58.3)	N/A
(Loss) earnings before income taxes	(38.6)	294.6	N/A	N/A
Provision for income taxes	24.1	113.8	-78.8%
Net (loss) earnings	$(62.7)	$180.8	N/A	N/A
Net (loss) earnings per share - basic	$(1.07)	$3.00	N/A
Net (loss) earnings per share - diluted	$(1.07)	$2.98	N/A	N/A
Weighted average shares - basic	58.5	60.3	-3.0%
Weighted average shares - diluted	58.7	60.7	-3.2%

(a)

Revenues from services include fees received from our franchise offices of $6.1 million and $9.7 million for the six months ended June 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $210.4 million and $406.2 million for the six months ended June 30, 2020 and 2019, respectively.

(b)	The goodwill impairment charges for both the six months ended June 30, 2020 and 2019 relate to our investment in Germany.

ManpowerGroup

Operating Unit Results

(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,126.8	$1,275.9	-11.7%	-11.7%
Other Americas	720.8	822.5	-12.4%	-2.0%
	1,847.6	2,098.4	-12.0%	-7.9%
Southern Europe:
France	1,829.8	2,731.4	-33.0%	-31.3%
Italy	596.2	750.8	-20.6%	-18.6%
Other Southern Europe	989.5	1,020.9	-3.1%	-2.3%
	3,415.5	4,503.1	-24.2%	-22.6%
Northern Europe	1,934.2	2,394.6	-19.2%	-16.0%
APME	1,164.0	1,421.9	-18.1%	-16.6%
	$8,361.3	$10,418.0	-19.7%	-17.3%
Operating Unit Profit (Loss):
Americas:
United States	$11.5	$54.3	-78.7%	-78.7%
Other Americas	24.8	33.0	-25.0%	-18.1%
	36.3	87.3	-58.4%	-55.8%
Southern Europe:
France	35.5	131.0	-72.9%	-72.2%
Italy	25.2	50.1	-49.8%	-48.6%
Other Southern Europe	4.4	29.1	-85.0%	-85.9%
	65.1	210.2	-69.1%	-68.5%
Northern Europe	(13.8)	27.5	N/A	N/A
APME	34.9	50.3	-30.5%	-30.6%
	122.5	375.3
Corporate expenses	(54.4)	(59.8)
Goodwill impairment charges	(66.8)	(64.0)
Intangible asset amortization expense	(13.6)	(15.2)
Operating (loss) profit	(12.3)	236.3	N/A	N/A
Interest and other (expenses) income, net (b)	(26.3)	58.3
(Loss) earnings before income taxes	$(38.6)	$294.6

(a)

In the United States, revenues from services include fees received from our franchise offices of $5.4 million and $7.3 million for the six months ended June 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $198.8 million and $311.2 million for the six months ended June 30, 2020 and 2019, respectively.

(b)	The components of interest and other expenses (income), net were:
	2020	2019
Interest expense	$21.5	$21.4
Interest income	(6.8)	(2.6)
Foreign exchange loss	3.6	2.4
Miscellaneous expense (income) (c)	8.0	(79.5)
	$26.3	$(58.3)

(c)     2019 includes an $80.0 million gain related to our acquisition of the remaining controlling interest of our Swiss            franchise.

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Jun. 30	Dec.31
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,438.6	$1,025.8
Accounts receivable, net	4,224.6	5,273.1
Prepaid expenses and other assets	229.5	185.6
Total current assets	5,892.7	6,484.5
Other assets:
Goodwill	1,178.2	1,260.1
Intangible assets, net	255.1	268.6
Operating lease right-of-use asset	409.1	448.5
Other assets	588.1	618.8
Total other assets	2,430.5	2,596.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	593.9	605.5
Less: accumulated depreciation and amortization	457.5	462.2
Net property and equipment	136.4	143.3
Total assets	$8,459.6	$9,223.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,243.5	$2,474.9
Employee compensation payable	161.7	206.4
Accrued liabilities	499.6	545.4
Accrued payroll taxes and insurance	572.8	649.7
Value added taxes payable	419.5	504.0
Short-term borrowings and current maturities of long-term debt	40.5	61.0
Total current liabilities	3,937.6	4,441.4
Other liabilities:
Long-term debt	1,014.3	1,012.4
Long-term operating lease liability	308.5	336.7
Other long-term liabilities	656.4	671.8
Total other liabilities	1,979.2	2,020.9
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,388.0	3,370.6
Retained earnings	3,368.2	3,494.1
Accumulated other comprehensive loss	(479.1)	(441.0)
Treasury stock, at cost	(3,752.3)	(3,681.9)
Total ManpowerGroup shareholders' equity	2,526.0	2,743.0
Noncontrolling interests	16.8	18.5
Total shareholders' equity	2,542.8	2,761.5
Total liabilities and shareholders' equity	$8,459.6	$9,223.8

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30
	2020	2019
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(62.7)	$180.8
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	37.0	39.0
Non-cash gain on disposition of previously held equity interest	—	(80.4)
Non-cash goodwill and other impairment charges	71.3	64.0
Deferred income taxes	(7.9)	13.7
Provision for doubtful accounts	10.9	11.5
Share-based compensation	11.5	12.9
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	988.3	(120.9)
Other assets	(27.2)	81.3
Other liabilities	(425.1)	75.2
Cash provided by operating activities	596.1	277.1
Cash Flows from Investing Activities:
Capital expenditures	(18.9)	(24.0)
Acquisitions of businesses, net of cash acquired	—	114.7
Proceeds from the sale of subsidiaries, investments, property and equipment	0.8	8.0
Cash (used in) provided by investing activities	(18.1)	98.7
Cash Flows from Financing Activities:
Net change in short-term borrowings	(17.8)	(3.0)
Proceeds from long-term debt	1.1	7.6
Repayments of long-term debt	(0.1)	(0.1)
Payments of contingent consideration for acquisitions	(1.7)	(22.8)
Proceeds from share-based awards and sale of subsidiaries	6.8	5.5
Payments to noncontrolling interests	(0.8)	(2.1)
Other share-based award transactions	(6.6)	(7.3)
Repurchases of common stock	(63.8)	(101.0)
Dividends paid	(63.2)	(65.2)
Cash used in financing activities	(146.1)	(188.4)
Effect of exchange rate changes on cash	(19.1)	(8.9)
Change in cash and cash equivalents	412.8	178.5
Cash and cash equivalents, beginning of period	1,025.8	591.9
Cash and cash equivalents, end of period	$1,438.6	$770.4